UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

BERRY PLASTICS HOLDING CORPORATION (Exact name of Registrant as specified in its charter)	BERRY PLASTICS CORPORATION (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	Delaware (State of Incorporation)
333-142602 (Commission File Numbers)
35-1814673 (I.R.S. Employer Identification No.)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 10, 2007, Berry Plastics Holding Corporation announced a restructuring of the operations within its Flexible Films division. The restructuring will include the closing of four manufacturing locations: Yonkers, New York; Columbus, Georgia; City of Industry California and Santa Fe Springs, California. The company intends to complete each of the closings prior to December 31, 2007. The business at each facility being closed will be transferred to other Berry Plastics facilities. The affected business accounted for less than $100 million of net sales for the last twelve months ended March 31, 2007. The Company expects this project to generate approximately $20 million of annual savings when fully implemented. The estimated cash liability associated with this restructuring program is estimated at $30 million, which includes new equipment, relocation of existing equipment, and other transition costs.

Berry Plastics is a leading manufacturer and marketer of plastic packaging products. Berry Plastics is a major producer of a wide range of products, including open top and closed top packaging, polyethylene-based plastic films, industrial tapes, medical specialties, packaging, heat-shrinkable coatings and specialty laminates to over 17,000 customers, ranging from large multinational corporations to small local businesses. In the year ended December 31, 2006, the company had pro forma annual sales of $3.1 billion. Based in Evansville, Indiana, the company has 62 manufacturing facilities worldwide and more than 13,900 employees.

Certain statements and information included in this filing may constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics Holding Corporation and its affiliates to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the companies' SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS HOLDING CORPORATION BERRY PLASTICS CORPORATION

Date: July 10, 2007	By:	/s/ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above

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